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                                  EXHIBIT 10(a)

                            STOCK TRANSFER AGREEMENT

         THIS STOCK TRANSFER AGREEMENT is entered into as of this 13th day of March, 2001, by and among Acorn Technology Fund, L.P., a New Jersey limited partnership ("Acorn"), Harold Engel, a resident of the State of New Jersey ("Engel"), Paula Elbirt, M.D., a resident of the State of New York ("Elbirt"), Alan G. Cohen, a resident of the State of New York ("Cohen," and together with Engel and Elbirt, the "Principal Common Stockholders"), PediaNet.com, Inc., a Georgia corporation ("Pedianet"), and Bondy & Schloss LLP, a New York limited liability partnership, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, Pedianet has entered into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") with drpaula.com, Inc., a Delaware corporation ("drpaula.com"), and Pedianet Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Pedianet ("Acquisition Sub"), pursuant to which Acquisition Sub will merge (the "Merger") with and into drpaula.com, with drpaula.com as the surviving corporation, and stockholders of drpaula.com, including without limitation Acorn and the Principal Common Stockholders, will receive shares of the common stock, $.001 par value per share (the "Stock"), of Pedianet, all in accordance with the terms and conditions of the Merger Agreement; and

         WHEREAS, Section 3(a)(1) of the Merger Agreement provides, in part, that Acorn shall receive no less than 2,800,000 shares of Stock and no more than 4,600,000 shares of Stock (as the holder of all outstanding shares of drpaula.com's preferred stock prior to the consummation of the Merger), based on the 90-day average closing price, ending on the first anniversary of the closing of the Merger, for shares of Stock on the primary exchange, quotation system, or electronic bulletin board on which such shares are then trading; and

         WHEREAS, as of the date hereof, the Merger is being effectuated, and Acorn initially is being issued a Stock certificate representing 2,800,000 shares of Stock; and

         WHEREAS, all shares of Stock being issued in the Merger to the stockholders of drpaula.com are to be deposited in escrow with the Escrow Agent for a period of one year, subject to the terms and conditions of an escrow agreement dated as of even date herewith (the "Escrow Agreement"), among Pedianet, drpaula.com (for itself and on behalf of its stockholders), and the Escrow Agent; and

         WHEREAS, the parties hereto desire to establish a mechanism to transfer shares of Stock issued solely to Engel, Elbirt, and Cohen in the Merger to Acorn, if and solely to the extent Acorn is entitled to additional shares of Stock, if any, based upon the terms and conditions contained in Section 3(a)(1) of the Merger Agreement;



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         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and for other mutual consideration paid to each of the parties hereto, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

         1. Initial Issuances of Stock. (a) Upon consummation of the Merger, Acorn shall be issued one or more certificates by Pedianet representing 2,800,000 shares of Stock. Each of Engel, Elbirt, and Cohen shall be issued not less than two certificates representing in the aggregate the full number of shares of Stock to which each is entitled under Section 3(a)(4) of the Merger Agreement, with one or more certificates for each representing the minimum number of shares of Stock such person would be entitled to under Section 3(a)(4) of the Merger Agreement (the "Minimum Number of Shares") after any transfers of Stock to Acorn as contemplated by this Agreement (assuming that Acorn would be entitled to the maximum of 4,600,000 shares of Stock under Section 3(a)(1) of the Merger Agreement), and another one or more certificates from which Acorn will receive additional shares of stock, if any, under such Section 3(a)(1) (the "Transfer Shares"). All of the shares of Stock shall be deposited into escrow with the Escrow Agent as contemplated by the Escrow Agreement, subject to the terms thereof and the terms of this Agreement. Pedianet expressly acknowledges and agrees that its recourse to indemnification against the Principal Common Stockholders initially shall be against the Minimum Number of Shares, and then, following release to Acorn of the Transfer Shares, if any, against any other shares of Stock to which the Principal Common Stockholders are entitled. Notwithstanding the foregoing, each holder of Stock deposited in escrow shall have the full rights and privileges pertaining thereto, including without limitation voting, liquidation, and dividend rights.

         (b) The Escrow Agent shall receive, subject to the terms of this Agreement, any dividends or distributions declared and paid on the shares deposited under the Escrow Agreement and this Agreement. Notwithstanding the foregoing, the Escrow Agent shall receive and hold, subject to the terms of the Escrow Agreement and this Agreement, any cash and/or such shares of Stock or other capital stock of Pedianet and any securities convertible or exchangeable for shares of Stock or such other capital stock or warrants to purchase Stock or such other capital stock, issued in respect of shares of Pedianet's stock or such other capital stock held by it relating to any dividend or distribution, including upon any merger or liquidation of Pedianet, to be distributed in accordance with Section 3(a) of the Merger Agreement.

         2. Transfer of Stock. (a) The calculation (the "Calculation") for determining the number of shares of Stock as to which Acorn shall be entitled in the Merger as of the first anniversary of the Closing Date (as such term is defined in the Merger Agreement) shall be prepared by Pedianet within three business days of such anniversary, determined solely as provided in Section 3(a)(1) of the Merger Agreement. Pedianet shall provide notice of the Calculation (the "Calculation Notice") by facsimile transmission, as provided herein, to each of Acorn, the Principal Common Stockholders, and the Escrow Agent by the close of business on such third business day (the


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"Calculation Notice Date"). Each of Acorn and the Principal Common Stockholders
shall have two business days from the Calculation Notice Date to object to the Calculation, specifying the basis upon which such objection is being made, and the resulting calculation based on its methodology. Notice of any such objection (an "Objection Notice") shall be delivered by facsimile transmission to all of the other parties hereto by the close of business on the second business day following the Calculation Notice Date. If no Objection Notice is received by the Escrow Agent by the close of business on the second business day following the Calculation Notice Date, or thereafter Acorn and the Principal Common Stockholders shall mutually agree in writing to such Calculation, the Escrow Agent and Pedianet may conclusively rely upon such Calculation for purposes of transferring the agreed upon number of Transfer Shares registered in the names of the Principal Common Stockholders (pro rata based upon ownership of Transfer Shares by each held by the Escrow Agent) to Acorn. If no such agreement is obtained following delivery of an Objection Notice in the time specified above, Pedianet shall review the objections and calculations contained in any such Objection Notice(s), and shall thereafter determine, within two business days of receipt thereof, the final Calculation of the number of shares as to which Acorn shall be entitled in the Merger in accordance with Section 3(a)(1) of the Merger Agreement.

         (b) Upon the execution of this Agreement, each of the Principal Common Stockholders shall execute a Stock power, executed in blank, to be held by the Escrow Agent in trust for use solely in effectuating any transfers under Section 3(a) of the Merger Agreement and as specified in this Agreement. The Escrow Agent is hereby granted a power of attorney by each of the Principal Common Stockholders for purposes of completing each such Stock power solely in accordance with Section 3(a) of the Merger Agreement and Section 2(a) of this Agreement. Certificates representing the Minimum Number of Shares shall be delivered to the Principal Common Stockholders pursuant to the Escrow Agreement, without further reference to this Agreement. Upon the determination of the final Calculation of the shares of Stock to be transferred to Acorn by the Principal Common Stockholders as specified in Section 2(a) of this Agreement, the Escrow Agent shall complete the Stock powers deposited with it by the Principal Common Stockholders for the transfer of shares of Stock held for each as determined in accordance with such Section 2(a), and shall deliver, within two business days of the determination of the final Calculation under Section 2(a) of this Agreement, certificates representing not less than the aggregate number of shares of Stock to be transferred to Acorn, together with such executed and completed Stock powers, to the transfer agent of Pedianet's Common Stock (as specified from time to time by Pedianet). Pedianet shall provide irrevocable instructions to its transfer agent to accept such delivery from the Escrow Agent, to issue a new certificate to Acorn in the number of shares of Stock specified by the Escrow Agent, and to issue certificates of Stock representing the number of shares of Stock of each Principal Common Stockholder, if any, not being transferred to Acorn to the Principal Common Stockholders, as their respective interests may appear. Within two business days of receipt of such certificates by the Escrow Agent from the transfer agent of Pedianet's Common Stock, the Escrow Agent shall deliver to Acorn and each of the Principal Common Stockholders all certificates representing shares of Stock to which each is entitled under Section 3(a) of the Merger Agreement and under this


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Agreement.

         3. Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns.

         4. Amendment and Waiver. This Agreement may be amended, modified, or supplemented or any term or condition waived only by a written instrument executed by all of the parties hereto.

         5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to principles of conflicts of laws. Service of process on any of the parties hereto in any action arising out of or relating to this Agreement shall be effective if served upon such party in accordance with Section 8 hereof.

         6. Unenforceability. If any provision of this Agreement is held or deemed to be invalid or unenforceable to any extent when applied to any person or circumstance, the remaining provisions of this Agreement and the enforcement of such provisions to other persons or circumstances shall not be affected, and each provision of this Agreement shall be enforced to the fullest extent allowed by law.

         7. Headings. The headings of articles and sections contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties, and shall not affect the meaning or interpretation of this Agreement.

         8. Notices. All notices, requests, demands, and other communications permitted or required hereunder shall be in writing, and, unless otherwise expressly provided herein, either (1) delivered in person; (2) sent by express mail or other overnight delivery service providing receipt of delivery; (3) mailed by certified mail, postage prepaid, return receipt requested; or (4) sent by telecopy or other facsimile transmission, with proof of transmission thereof retained by the transmitter, as follows:

If to Pedianet:

PediaNet.com, Inc.
15 West End Avenue
Brooklyn, New York 11235
Attention: Steven Richter, President
Fax:  (718) 332-8050

With a copy to:

Bondy & Schloss LLP
6 East 43rd Street
New York, New York 10017

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Attention: Gerald A. Adler, Esq.
Fax:  (212) 972-1677

If to any of the Principal Common Stockholders:

c/o Harold Engel
drpaula.com, Inc.
22 Star Plaza
Washington, New Jersey 07883
Fax:  (908) 689-5054

With a copy to:

Moses & Singer LLP
1301 Avenue of Americas, 40th Floor
New York, NY 10019
Attention: Jeffrey M. Davis, Esq.
Fax:  (212) 206-4337

If to Acorn:

Acorn Technology Fund, L.P.
5 Vaughn Drive
Princeton, New Jersey  08540
Attention:  John Torkelson
Fax:  (609) 452-4700

With a copy to:

Smith Stratton Wise Heher & Brennan
600 College Road East
Princeton, New Jersey 08540
Attention: Marsha E. Novick, Esq.
Fax:  (609) 987-6651

If to the Escrow Agent:

Bondy Schloss LLP, Escrow Agent
6 East 43rd Street
New York, New York  10017
Attention:  Gerald A. Adler, Esq.
Fax:  (212) 972-1677


or to such other address as any party hereto may designate by notice. Any such notice or communication, if given or made by prepaid, certified mail or by recorded express


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delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was posted or given to such express delivery service and if made properly by telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the respective parties have caused this Agreement to be executed as of the date first above written.

                                      ACORN TECHNOLOGY FUND, L.P.
                                        By:  Acorn Technology Partners, L.L.C.,
                                        Its General Partner


                                      By: /s/John Torkelsen
                                          ------------------------
                                      Name:  John Torkelsen
                                      Title:  Manager

                                      /s/Harold Engel
                                      ----------------------------
                                      Harold Engel

                                      /s/Paula Elbirt, M.D.
                                      ----------------------------
                                      Paula Elbirt, M. D.


                                      /s/Alan G. Cohen
                                      ----------------------------
                                      Alan G. Cohen

                                      PEDIANET.COM, INC.


                                      By: /s/Steven Richter
                                          -------------------------
                                      Name:  Steven Richter
                                      Title:  President

                                      BONDY & SCHLOSS LLP


                                      By: /s/Gerald Adler
                                          -------------------------
                                      Name:  Gerald Adler
                                      Title:  Partner